Exhibit 99.1

Contact: Kellogg Media Hotline Media.Hotline@Kellogg.com 269-961-3799

Kellogg Company Completes Pringles Acquisition

Addition of iconic snack business makes Kellogg world’s second-largest savory snack company

Highlights:

•	Pringles acquisition makes Kellogg the world’s No. 2 savory snacks player; nearly triples company’s international snacks business

•	Today’s Pringles acquisition is an important step forward in Kellogg strategy to expand snacks business and enhance global footprint

•	Talented Pringles employees to strengthen Kellogg global snacks business through acquisition finalized today

BATTLE CREEK, MI, May 31, 2012 – Kellogg Company (NYSE: K) today announced the completion of its acquisition of Procter & Gamble’s Pringles® business. The $ 2.695 billion acquisition further strengthens Kellogg Company’s competitive position in global snacks, making Kellogg the world’s second-largest savory snacks player1.

“In Pringles, Kellogg has acquired a terrific business, with exceptional employees, world-class manufacturing facilities, iconic brand awareness, and a tremendous platform for growth,” said John Bryant, Kellogg Company’s president and chief executive officer. “The addition of Pringles to our portfolio significantly advances the company’s strategic goal of building a global snacks business on par with our global cereal business, and expanding our global footprint.”

The Pringles acquisition nearly triples the size of Kellogg Company’s international snacks business, and adds a complementary product to the company’s high-quality snacks brands including Keebler, Cheez-It and Special K Cracker Chips.

Pringles is the world’s second largest player in savory snacks, with $1.5 billion in sales across more than 140 countries. Easily identified by its unique saddle shape and distinct canister packaging, and with more than 80 flavors, snack lovers worldwide have made Pringles a snack aisle favorite for more than four decades.

“The Pringles team embodies the same values and passion for growth that have driven the people of Kellogg for more than a century,” said Bryant. “We are excited to welcome these talented team members to Kellogg and work together to build a truly global snacks platform with tremendous potential for growth.”

[1]	Source: Euromonitor

About Kellogg Company

Driven to enrich and delight the world through foods and brands that matter, Kellogg Company (NYSE: K) is the world’s leading producer of cereal, second largest producer of cookies and crackers and—through the May 2012 acquisition of the iconic Pringles® business—the world’s second largest savory snacks company. In addition, Kellogg is a leading producer of frozen foods. Every day, our well-loved brands – produced in 18 countries and marketed in more than 180 countries – nourish families so they can flourish and thrive. With 2011 sales of more than $13 billion, these brands include Cheez-It®, Coco Pops®, Corn Flakes®, Eggo®, Frosted Flakes®, Kashi®, Keebler®, Kellogg’s®, Mini-Wheats®, Pop-Tarts®, Pringles®, Rice Krispies®, Special K®, and many more. To learn more about Kellogg Company, including our corporate responsibility initiatives and rich heritage, please visit www.kelloggcompany.com.

Forward-Looking Statements Disclosure

This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the acquisition of the Pringles business, the Company’s strategy, and the Company’s sales, earnings, margin, operating profit, costs and expenditures, interest expense, tax rate, capital expenditure, dividends, cash flow, debt reduction, share repurchases, costs, brand building, ROIC, working capital, growth, new products, innovation, cost reduction projects, and competitive pressures. Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning.

The Company’s actual results or activities may differ materially from these predictions. The Company’s future results could also be affected by a variety of factors, including the realization of the anticipated benefits from the acquisition of the Pringles business in the amounts and at the times expected, the impact of competitive conditions; the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the success of productivity improvements and business transitions; commodity and energy prices; labor costs; disruptions or inefficiencies in supply chain; the availability of and interest rates on short-term and long-term financing; actual market performance of benefit plan trust investments; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs; changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; legal and regulatory factors including changes in food safety, advertising and labeling laws and regulations; the ultimate impact of product recalls; business disruption or other losses from war, terrorist acts or political unrest; and other items.

Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.

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